SLM Student Loan Trust 2003-9
Quarterly Servicing Report
Report Date: 11/30/2004 Reporting Period: 9/1/04-11/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		8/31/2004	Activity	11/30/2004
A	i	Portfolio Balance	$1,148,940,738.58	($87,905,202.29)	$1,061,035,536.29
	ii	Interest to be Capitalized	16,324,887.71		14,196,210.09

	iii	Total Pool	$1,165,265,626.29		$1,075,231,746.38

	iv	Specified Reserve Account Balance	2,913,164.07		2,688,079.37

	v	Total Adjusted Pool	$1,168,178,790.36		$1,077,919,825.75

B	i	Weighted Average Coupon (WAC)	3.230%		3.272%
	ii	Weighted Average Remaining Term	122.46		121.29
	iii	Number of Loans	304,506		286,663
	iv	Number of Borrowers	176,211		166,920
	v	Aggregate Outstanding Principal Balance - T-Bill	$119,219,640.21		$108,849,462.82
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,046,045,986.08		$966,382,283.56

						% of		% of
	Notes			Spread	Balance 9/15/04	O/S Securities*	Balance 12/15/04	O/S Securities*
C	i	A-1 Notes	78442GHR0	0.010%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GHS8	0.040%	331,427,790.36	28.371%	241,168,825.75	22.374%
	iii	A-3 Notes	78442GHT6	0.110%	262,000,000.00	22.428%	262,000,000.00	24.306%
	iv	A-4 Notes	78442GHU3	0.200%	528,672,000.00	45.256%	528,672,000.00	49.046%
	vi	B Notes	78442GHV1	0.550%	46,079,000.00	3.945%	46,079,000.00	4.275%

	vii	Total Notes			$1,168,178,790.36	100.000%	$1,077,919,825.75	100.001%

	*Percentages may not total 100% due to rounding.

	Reserve Account		9/15/2004	12/15/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$2,913,164.07	$2,688,079.37
	iv	Reserve Account Floor Balance ($)	$1,505,695.00	$1,505,695.00
	v	Current Reserve Acct Balance ($)	$2,913,164.07	$2,688,079.37

II. 2003-9 Transactions from: 8/31/2004 through: 11/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$86,382,490.72
	ii	Principal Collections from Guarantor	6,392,965.67
	iii	Principal Reimbursements	116,158.87
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$92,891,615.26

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$106,828.58
	ii	Capitalized Interest	(5,093,241.55)

	iii	Total Non-Cash Principal Activity	$(4,986,412.97)

C	Total Student Loan Principal Activity		$87,905,202.29

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,757,158.38
	ii	Interest Claims Received from Guarantors	192,430.50
	iii	Collection Fees/Returned Items	38,255.76
	iv	Late Fee Reimbursements	155,801.59
	v	Interest Reimbursements	39,977.13
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,623,366.94
	viii	Subsidy Payments	2,259,397.98

	ix	Total Interest Collections	$8,066,388.28

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$807.66
	ii	Capitalized Interest	5,093,241.55

	iii	Total Non-Cash Interest Adjustments	$5,094,049.21

F	Total Student Loan Interest Activity		$13,160,437.49

G.	Non-Reimbursable Losses During Collection Period		$99,799.33
H.	Cumulative Non-Reimbursable Losses to Date		$279,907.58

III. 2003-9 Collection Account Activity 8/31/2004 through 11/30/2004

A	Principal Collections
	i	Principal Payments Received	$17,606,884.69
	ii	Consolidation Principal Payments	75,168,571.70
	iii	Reimbursements by Seller	2,150.54
	iv	Borrower Benefits Reimbursed	80,137.84
	v	Reimbursements by Servicer	4,056.61
	vi	Re-purchased Principal	29,813.88

	vii	Total Principal Collections	$92,891,615.26

B	Interest Collections
	i	Interest Payments Received	$6,846,772.64
	ii	Consolidation Interest Payments	985,581.16
	iii	Reimbursements by Seller	373.19
	iv	Borrower Benefits Reimbursed	27,300.48
	v	Reimbursements by Servicer	11,846.93
	vi	Re-purchased Interest	456.53
	vii	Collection Fees/Returned Items	38,255.76
	viii	Late Fees	155,801.59

	ix	Total Interest Collections	$8,066,388.28

C	Other Reimbursements		$19,742.80

D	Reserves in Excess of the Requirement		$225,084.70

F	Administrator Account Investment Income		$—

G	Investment Earnings for Period in Trust Accounts ( VI-D )		$248,332.02

H	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$101,451,163.06

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,706,288.10)

I	NET AVAILABLE FUNDS		$99,744,874.96

J	Servicing Fees Due for Current Period		$826,490.29

K	Carryover Servicing Fees Due		$—

L	Administration Fees Due		$20,000.00

M	Total Fees Due for Period		$846,490.29

IV. 2003-9 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004
INTERIM:
In School
Current	2.770%	2.770%	94,431	84,066	31.011%	29.326%	$352,396,337.85	$313,006,286.80	30.671%	29.500%

Grace
Current	2.770%	2.770%	37,684	20,004	12.375%	6.978%	$164,324,237.47	$79,462,164.21	14.302%	7.489%

TOTAL INTERIM	2.770%	2.770%	132,115	104,070	43.387%	36.304%	$516,720,575.32	$392,468,451.01	44.974%	36.989%
REPAYMENT
Active
Current	3.778%	3.710%	82,887	90,958	27.220%	31.730%	$319,013,821.47	$352,582,709.08	27.766%	33.230%
31-60 Days Delinquent	3.597%	3.653%	11,007	8,997	3.615%	3.139%	$37,551,317.97	$29,906,770.46	3.268%	2.819%
61-90 Days Delinquent	3.686%	3.643%	5,482	5,540	1.800%	1.933%	$18,711,386.98	$18,024,268.82	1.629%	1.699%
91-120 Days Delinquent	3.668%	3.670%	3,742	3,939	1.229%	1.374%	$11,920,649.41	$12,441,198.39	1.038%	1.173%
> 120 Days Delinquent	3.629%	3.589%	12,760	13,814	4.190%	4.819%	$38,199,208.30	$40,356,951.88	3.325%	3.804%

Deferment
Current	2.974%	2.938%	28,050	30,583	9.212%	10.669%	$98,650,804.32	$104,530,247.39	8.586%	9.852%

Forbearance
Current	3.643%	3.648%	26,537	26,893	8.715%	9.381%	$102,984,569.84	$105,417,506.20	8.963%	9.935%

TOTAL REPAYMENT	3.604%	3.566%	170,465	180,724	55.981%	63.044%	$627,031,758.29	$663,259,652.22	54.575%	62.511%
Claims in Process (1)	3.817%	3.583%	1,926	1,868	0.632%	0.652%	$5,188,404.97	$5,305,678.19	0.452%	0.500%
Aged Claims Rejected (2)	0.000%	3.370%	0	1	0.000%	0.000%	$0.00	$1,754.87	0.000%	0.000%
GRAND TOTAL	3.230%	3.272%	304,506	286,663	100.000%	100.000%	$1,148,940,738.58	$1,061,035,536.29	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

* Percentages may not total 100% due to rounding.

V. 2003-9 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL – Subsidized	3.111%	155,455	$474,953,594.08	44.763%
- GSL – Unsubsidized	3.063%	105,952	$415,299,750.95	39.141%
- PLUS Loans	4.193%	24,863	$168,726,807.99	15.902%
- SLS Loans	5.531%	393	$2,055,383.27	0.194%

- Total	3.272%	286,663	$1,061,035,536.29	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.253%	224,224	$903,360,281.49	85.139%
-Two Year	3.334%	47,073	$116,412,224.40	10.972%
-Technical	3.504%	15,358	$41,237,367.88	3.887%
-Other	4.284%	8	$25,662.52	0.002%

- Total	3.272%	286,663	$1,061,035,536.29	100.000%

*Percentages may not total 100% due to rounding.

VI. 2003-9 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$6,851,141.63
B	Interest Subsidy Payments Accrued During Collection Period			2,073,136.60
C	SAP Payments Accrued During Collection Period			2,285,162.80
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)			248,332.02
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00

F	Net Expected Interest Collections			$11,457,773.05

G	Interest Rate Cap Payments Due to the Trust
			CAP

	i	Cap Notional Amount	$115,000,000.00

	ii	Libor	1.88000%
	iii	Cap %	5.00000%

	iv	Excess Over Cap ( ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

VII. 2003-9 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000	—	0.00000%

B	Class A-2 Interest Rate	0.004853333	(9/15/04—12/15/04)	1.92000%

C	Class A-3 Interest Rate	0.005030278	(9/15/04—12/15/04)	1.99000%

D	Class A-4 Interest Rate	0.005257778	(9/15/04—12/15/04)	2.08000%

F	Class B Interest Rate	0.006142500	(9/15/04—12/15/04)	2.43000%

VIII. 2003-9 Inputs From Prior Quarter 8/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,148,940,738.58
	ii	Interest To Be Capitalized	16,324,887.71

	iii	Total Pool	$1,165,265,626.29
	iv	Specified Reserve Account Balance	2,913,164.07

	v	Total Adjusted Pool	$1,168,178,790.36

B	Total Note and Certificate Factor		0.7681591
C	Total Note Balance		$1,168,178,790.36

D	Note Balance 9/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.0000000	0.8103369	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$0.00	$331,427,790.36	$262,000,000.00	$528,672,000.00	$46,079,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,913,164.07
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-9 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-J )		$99,744,874.96	$99,744,874.96

B	Primary Servicing Fees-Current Month		$826,490.29	$98,918,384.67

C	Administration Fee		$20,000.00	$98,898,384.67

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$98,898,384.67
	ii	Class A-2	$1,608,529.54	$97,289,855.13
	iii	Class A-3	$1,317,932.78	$95,971,922.35
	iv	Class A-4	$2,779,639.89	$93,192,282.46
	vi	Class B	$283,040.26	$92,909,242.20

	vii	Total Noteholder’s Interest Distribution	$5,989,142.47

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$92,909,242.20
	ii	Class A-2	$90,258,964.61	$2,650,277.59
	iii	Class A-3	$0.00	$2,650,277.59
	iv	Class A-4	$0.00	$2,650,277.59
	vi	Class B	$0.00	$2,650,277.59

	vii	Total Noteholder’s Principal Distribution	$90,258,964.61

F	Increase to the Specified Reserve Account Balance		$0.00	$2,650,277.59

G	Floating Rate Swap Payment Reimbursement		$0.00	$2,650,277.59

H	Carryover Servicing Fees		$0.00	$2,650,277.59

I	Excess to Certificate Holder		$2,650,277.59	$-

X. 2003-9 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due		$0.00	$1,608,529.54	$1,317,932.78	$2,779,639.89	$283,040.26
	ii	Quarterly Interest Paid		0.00	1,608,529.54	1,317,932.78	2,779,639.89	283,040.26

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$90,258,964.61	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid		0.00	90,258,964.61	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall		$—	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$91,867,494.15	$1,317,932.78	$2,779,639.89	$283,040.26

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 11/30/04		$1,168,178,790.36
	ii	Adjusted Pool Balance 11/30/04		1,077,919,825.75

	iii	Notes Balance Exceeding Adjusted Pool Balance (i-ii)		$90,258,964.61

	iv	Adjusted Pool Balance 8/31/04		$1,168,178,790.36
	v	Adjusted Pool Balance 11/30/04		1,077,919,825.75

	vi	Current Principal Due (iv-v)		$90,258,964.61
	vii	Principal Shortfall from previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$90,258,964.61

	ix	Principal Distribution Amount Paid		$90,258,964.61

	x	Principal Shortfall (viii - ix)		$0.00

C		Total Principal Distribution		$90,258,964.61
D		Total Interest Distribution		5,989,142.47

E		Total Cash Distributions		$96,248,107.08

F	Note Balances			9/15/2004	12/15/2004
	i	A-1 Note Balance	78442GHR0	$—	$—
		A-1 Note Pool Factor		0.0000000	0.0000000

	ii	A-2 Note Balance	78442GHS8	$331,427,790.36	$241,168,825.75
		A-2 Note Pool Factor		0.8103369	0.5896548

	iii	A-3 Note Balance	78442GHT6	$262,000,000.00	$262,000,000.00
		A-3 Note Pool Factor		1.0000000	1.0000000

	iv	A-4 Note Balance	78442GHU3	$528,672,000.00	$528,672,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000

	vi	B Note Balance	78442GHV1	$46,079,000.00	$46,079,000.00
		B Note Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,913,164.07
	ii	Deposits to correct Shortfall			$—
	iv	Total Reserve Account Balance Available			$2,913,164.07
	v	Required Reserve Account Balance			$2,688,079.37

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to Collection Account			$225,084.70
	viii	Ending Reserve Account Balance			$2,688,079.37

XI. 2003-9 Historical Pool Information

			9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	8/7/03-11/30/03
Beginning Student Loan Portfolio Balance			$1,148,940,738.57	$1,280,661,936.70	$1,328,520,154.45	$1,403,894,860.28	$1,492,161,862.73
	Student Loan Principal Activity
	i	Regular Principal Collections	$86,382,490.72	$130,294,935.94	$45,465,549.29	$76,792,921.96	$73,675,509.63
	ii	Principal Collections from Guarantor	6,392,965.67	5,489,741.70	4,686,261.24	1,791,515.22	962,782.61
	iii	Principal Reimbursements	116,158.87	95,267.64	105,259.00	118,976.59	17,205,029.03
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$92,891,615.26	$135,879,945.28	$50,257,069.53	$78,703,413.77	$91,843,321.27
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$106,828.58	$95,853.40	$85,397.31	$34,015.65	$428,590.69
	ii	Capitalized Interest	(5,093,241.55)	(4,254,600.56)	(2,484,249.10)	(3,362,723.60)	(4,008,009.89)

	iii	Total Non-Cash Principal Activity	$(4,986,412.97)	$(4,158,747.16)	$(2,398,851.79)	$(3,328,707.95)	$(3,579,419.20)
(-)	Total Student Loan Principal Activity		$87,905,202.29	$131,721,198.12	$47,858,217.74	$75,374,705.82	$88,263,902.07
	Student Loan Interest Activity
	i	Regular Interest Collections	$3,757,158.38	$4,240,156.84	$3,525,979.42	$4,019,045.32	$5,346,240.18
	ii	Interest Claims Received from Guarantors	192,430.50	170,980.46	148,327.14	35,538.39	8,747.48
	iii	Collection Fees/Returned Items	38,255.76	37,143.39	26,862.88	20,199.51	13,494.33
	iv	Late Fee Reimbursements	155,801.59	180,902.97	138,836.36	135,774.10	153,652.60
	v	Interest Reimbursements	39,977.13	101,348.57	102,866.46	4,058.11	100,443.93
	vi	Other System Adjustments	—	—	—	—	—
	vii	Special Allowance Payments	1,623,366.94	430,396.04	52,583.30	81,961.60	39,139.85
	viii	Subsidy Payments	2,259,397.98	2,581,325.21	2,796,873.97	3,118,534.82	1,957,786.88

	ix	Total Interest Collections	$8,066,388.28	$7,742,253.48	$6,792,329.53	$7,415,111.85	$7,619,505.25
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$807.66	$(3,060.81)	$(3,688.84)	$(585.63)	$(351,936.13)
	ii	Capitalized Interest	5,093,241.55	4,254,600.56	2,484,249.10	3,362,723.60	4,008,009.89

	iii	Total Non-Cash Interest Adjustments	$5,094,049.21	$4,251,539.75	$2,480,560.26	$3,362,137.97	$3,656,073.76

	Total Student Loan Interest Activity		$13,160,437.49	$11,993,793.23	$9,272,889.79	$10,777,249.82	$11,275,579.01
(=)	Ending Student Loan Portfolio Balance		$1,061,035,536.27	$1,148,940,738.57	$1,280,661,936.70	$1,328,520,154.45	$1,403,897,960.66
(+)	Interest to be Capitalized		$14,196,210.09	$16,324,887.71	$17,485,603.83	$16,025,036.89	$15,333,910.83

(=)	TOTAL POOL		$1,075,231,746.36	$1,165,265,626.28	$1,298,147,540.53	$1,344,545,191.34	$1,419,231,871.49

(+)	Reserve Account Balance		$2,688,079.37	$2,913,164.07	$3,245,368.85	$3,361,362.98	$3,548,079.68

(=)	Total Adjusted Pool		$1,077,919,825.73	$1,168,178,790.35	$1,301,392,909.38	$1,347,906,554.32	$1,422,779,951.17

XII. 2003-9 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Dec-03	$1,419,240,447	14.84%
Mar-04	$1,344,545,191	15.92%
Jun-04	$1,298,147,541	14.24%
Sep-04	$1,165,265,626	18.84%
Dec-04	$1,075,231,746	19.87%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.